EXHIBIT 10.9

Amendment No. 2 to the Pfizer Supplemental Savings Plan
(the “PSSP”)

* * *

(New material underlined twice; deletions crossed out)

1.	New Sections are added as additional definitions in Article II to read as follows and the Sections in Article II shall be renumbered as appropriate:

Pension Transfer. The term “Pension Transfer” shall mean a Member who is actively employed and eligible to accrue a defined benefit under the Pfizer Consolidated Pension Plan on December 31, 2017, and who becomes a Retirement Savings Eligible Employee on January 1, 2018.
TCN Transfer. The term “TCN Transfer” shall mean an amount transferred into the Plan of the balance of an individual’s benefits under the Pfizer Inc. Third Country National Plan and credited under the Plan. Distribution of a TCN Transfer from the Plan will begin the January following the Member’s Separation from Service in a lump sum payment. A TCN Transfer may be re-deferred as provided in Section 6.8.

2.	Section 2.31 is amended to add the following language to the end thereof to read as follows:

2.31    Regular Earnings.
…
However, for Pension Transfers, solely for purposes of the Retirement Savings Contribution, Regular Earnings shall not include any GPP bonus paid or deferred in 2018 which reflects payment for services performed in 2017.

3.	Section 3.5 is amended to add new subsection (c) to read as follows:

(c) For any Pension Transfer, the definition of “Regular Earnings” in connection solely with the calculation of the 2018 Retirement Savings Contributions under the Plan for such Pension Transfer shall not include any GPP bonus paid to or deferred by such Pension Transfer during 2018 which reflects performance during 2017.

4.	The first sentence of Section 5.1 is amended to read as follows:

5.1    Creation of Accounts. The Company will maintain an Account (which may include Special Accruals) under the Plan in the name of each Member, as well as separate Accounts for a Member’s Active Death Benefit SERP Transfer, Transfer to PSPP, In Service Transfer to PSSP, and TCN Transfer, if applicable.

5.	New Appendix E is added to read as follows:
APPENDIX E
SPECIAL PROVISIONS APPLICABLE TO LEGACY WYETH, WARNER LAMBERT, AND PHARMACIA EMPLOYEES

Effective as of January 1, 2018, each of the legacy Wyeth employees (“Wyeth Employees”), legacy Warner-Lambert Inc. employees (“WL Employees”), and legacy Pharmacia Corp. employees (“Pharmacia Employees”) who are PRAP Members, shall become eligible to participate in the Retirement Savings Contribution under the Plan in connection with the freeze of the pension plans. In connection with the calculation of the Retirement Savings Contribution, the provisions shall follow the applicable provisions of the Qualified Plan.

6.	New Appendix F is added to read as follows:
APPENDIX F
SPECIAL PROVISIONS APPLICABLE TO ANACOR PHARMACEUTICALS, INC., HOSPIRA, INC., AND MEDIVATION, INC. EMPLOYEES

Effective as of the respective effective dates listed below, each of the legacy Anacor Pharmaceuticals, Inc. employees (“Anacor Employees”), the legacy Hospira, Inc. employees (“Hospira Employees”), and legacy Medivation, Inc. employees (“Medivation Employees”), shall be eligible to participate in the Plan. Years of Service shall be credited as provided under the Qualified Plan. “Regular Earnings” shall include only compensation on and after the date the participant becomes eligible under the Plan, and shall not include any GPP bonus paid or deferred with respect to services performed before eligibility in the Plan for purposes of the calculation of the Retirement Savings Contribution. In addition, for Hospira Employees, Regular Earnings shall not include any GPP bonus paid or deferred with respect to services performed before eligibility in the Plan for purposes of Contributions under the Plan.

1.	Anacor Employees shall be eligible to participate in the Plan on and after September 1, 2017.

2.	Hospira Employees shall be eligible to participate in the Plan on and after January 1, 2018.

3.	Medivation Employees shall be eligible to participate in the Plan on and after January 1, 2018.